                                                                      EXHIBIT 11



                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                         THREE MONTHS ENDED         NINE MONTHS ENDED
                                                             DECEMBER 31,              DECEMBER 31,
                                                      ------------------------   ------------------------
                                                          2000          1999        2000         1999
                                                      -----------  -----------   -----------  -----------
Income (loss) from continuing operations                $(1,113)      $ 1,134      $ 1,592      $ 3,280
                                                        -------       -------      -------      -------
Weighted average common stock shares
  outstanding during the period (used in
  the calculation of basic per share results)             8,945         8,839        8,979        8,839

Dilutive effect of common stock options and
  common stock purchase warrants                             49           190           99          143
                                                        -------       -------      -------      -------

Weighted average common stock and potentially
  dilutive securities outstanding during the
  period (used in the calculation of diluted per
  share results)                                          8,994         9,029        9,078        8,982
                                                        =======       =======      =======      =======

Basic earnings (loss) per share from continuing
  operations                                            $ (0.12)      $  0.13      $  0.18      $  0.36
                                                        =======       =======      =======      =======

Diluted earnings (loss) per share from continuing
  operations                                            $ (0.12)      $  0.13      $  0.18      $  0.35
                                                        =======       =======      =======      =======


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